                                                                     Exhibit 5.2

March 28, 2007

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, NY  10019

Re:      Mortgage Pass-Through Certificates
         ----------------------------------

Ladies and Gentlemen:

We have acted as special counsel to Structured Asset Securities Corporation II
(the "Registrant") in connection with the Registration Statement on Form S-3 as amended by any pre-effective amendments filed with respect to the Registration
Statement (the "Registration Statement"). The Registration statement is being filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement includes a Prospectus describing Mortgage Pass-Through Certificates
("Certificates") to be sold by the Registrant in one or more series of
Certificates (each, a "Series"). Each Series will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement")
among the Registrant, a master servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus
Supplement for such Series. The form of Pooling and Servicing Agreement is attached as an Exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the
Commission; (2) the Pooling and Servicing Agreement attached to the Registration
Statement; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series for which we do not act as counsel to the Registrant.

Based on and subject to the foregoing, we are of the opinion that:

          (A)  When a Pooling and Servicing Agreement for a Series has been duly and validly authorized, executed and delivered by the Registrant, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a

[CADWALADER LOGO OMITTED]

               legal, valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance,
               reorganization, moratorium, receivership or other laws relating to or affecting creditor's rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the
               enforcement of rights with respect to indemnification and
               contribution obligations and provisions (a) purporting to waive or limit right to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy;

          (B)  When a Pooling and Servicing Agreement for a Series has been duly and validly authorized, executed and delivered by the Registrant, a Servicer, a Trustee and any other party thereto, and the
               Certificates of such Series have been duly executed,
               authenticated, delivered and sold as contemplated in the
               Registration Statement, such Certificates will be legally and validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing
               Agreement; and

          (C)  The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the
               Prospectus accurately describes the material federal income tax consequences to holders of Certificates, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration
Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP

Cadwalader, Wickersham & Taft LLP

                                                                          Page 2